NXP Semiconductors Reports Fourth Quarter and Full-year 2023 Results

EINDHOVEN, The Netherlands, February 5, 2024 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the fourth quarter and full-year, which ended December 31, 2023. “NXP delivered full-year 2023 revenue of $13.28 billion, an increase of 1 percent year-on-year. In the fourth quarter, revenue was $3.42 billion, an increase of 3 percent year-on-year, above the mid-point of our guidance range. In review, NXP delivered solid results throughout 2023, reflecting strong execution, consistent gross margin, and healthy free cash flow generation despite a challenging semiconductor market environment. We are navigating a soft landing by managing what is in our control, especially limiting over shipment of products to customers,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Fourth Quarter and Full-year 2023:
•Fourth quarter revenue was $3.42 billion,up 3 percent year-on-year. Full-year revenue was $13.28 billion, up 1 percent year-on-year;
•Fourth quarter GAAP gross margin was 56.6 percent, GAAP operating margin was 26.5 percent and GAAP diluted Net Income per Share was $2.68. Full-year GAAP gross margin was 56.9 percent, GAAP operating margin was 27.6 percent and GAAP diluted Net Income per Share was $10.70;
•Fourth quarter non-GAAP gross margin was 58.7 percent, non-GAAP operating margin was 35.6 percent, and non-GAAP diluted Net Income per Share was $3.71. Full-year non-GAAP gross margin was 58.5 percent, non-GAAP operating margin was 35.1 percent and non-GAAP diluted Net Income per Share was $14.01;
•Fourth quarter cash flow from operations was $1,137 million, with net capex investments of $175 million, resulting in non-GAAP free cash flow of $962 million. Full-year cash flow from operations was $3,513 million, with net capex investments of $826 million, resulting in non-GAAP free cash flow of $2,687 million;
•During the fourth quarter of 2023, NXP continued to execute its capital return policy with the payment of $261 million in cash dividends, and the repurchase of $434 million of its common shares. The total capital return of $695 million in the quarter represented 72 percent of fourth quarter non-GAAP free cash flow. On a trailing twelve month basis, capital return to shareholders represented $2.06 billion or 77 percent of non-GAAP free cash flow. The interim dividend for the fourth quarter 2023 was paid in cash on January 5, 2024 to shareholders of record as of December 13, 2023. Subsequent to the end of the fourth quarter, between January 1, 2024 and February 2, 2024, NXP executed via a 10b5-1 program additional share repurchases totaling $116 million;
•On November 2, 2023, NXP announced the investment in and collaboration with Zendar Inc., a software start-up dedicated to revolutionizing autonomous vehicle systems with high-resolution radar, approaching LIDAR performance. NXP and Zendar will collaborate on enhanced high-resolution radar systems by leveraging Distributed Aperture Radar (DAR), allowing a simplified radar system solution. The investment reinforces NXP’s technology and market leadership in automotive radar while strengthening the ecosystem;
•On November 7, 2023, NXP announced the expansion of its scalable S32 vehicle compute platform with the introduction of the S32M2. The purpose-built motor control solution is optimized for efficiency improvement across vehicle edge node applications. It addresses the needs of the emerging software-defined electric vehicle market and enables carmakers to fully optimize product development and to maximize software re-use across S32 platform implementations.
•On November 28, 2023, NXP announced the Trimension NCJ29D6, a fully integrated automotive single-chip Ultra-Wideband (UWB) family combining next-generation secure and precise real-time localization with short-range radar to address multiple use cases with a single system, including secure car access, child presence detection, intrusion alert, gesture recognition and more. Integrated by major automotive OEMs, devices from this family are expected to be on the road in model year 2025 vehicles.

Summary of Reported Fourth Quarter 2023 ($ millions, unaudited) (1)

	Q4 2023	Q3 2023	Q4 2022	Q - Q	Y - Y	2023	2022	Y - Y
Total Revenue	$3,422	$3,434	$3,312	—%	3%	$13,276	$13,205	1%
GAAP Gross Profit	$1,937	$1,965	$1,891	-1%	2%	$7,553	$7,517	—%
Gross Profit Adjustments (i)	$(73)	$(45)	$(31)			$(209)	$(126)
Non-GAAP Gross Profit	$2,010	$2,010	$1,922	—%	5%	$7,762	$7,643	2%
GAAP Gross Margin	56.6%	57.2%	57.1%			56.9%	56.9%
Non-GAAP Gross Margin	58.7%	58.5%	58.0%			58.5%	57.9%
GAAP Operating Income (Loss)	$907	$992	$980	-9%	-7%	$3,661	$3,797	-4%
Operating Income Adjustments (i)	$(312)	$(211)	$(228)			$(1,001)	$(994)
Non-GAAP Operating Income	$1,219	$1,203	$1,208	1%	1%	$4,662	$4,791	-3%
GAAP Operating Margin	26.5%	28.9%	29.6%			27.6%	28.8%
Non-GAAP Operating Margin	35.6%	35.0%	36.5%			35.1%	36.3%
GAAP Net Income (Loss) attributable to Stockholders	$697	$787				$2,797
Net Income Adjustments (i)	$(269)	$(178)				$(864)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$966	$965				$3,661
GAAP diluted Net Income (Loss) per Share	$2.68	$3.01				$10.70
Non-GAAP diluted Net Income (Loss) per Share	$3.71	$3.70				$14.01

Additional information
	Q4 2023	Q3 2023	Q4 2022	Q - Q	Y - Y	2023	2022	Y - Y
Automotive	$1,899	$1,891	$1,805	—%	5%	$7,484	$6,879	9%
Industrial & IoT	$662	$607	$605	9%	9%	$2,351	$2,713	-13%
Mobile	$406	$377	$408	8%	—%	$1,327	$1,607	-17%
Comm. Infra. & Other	$455	$559	$494	-19%	-8%	$2,114	$2,006	5%
DIO	132	134	116
DPO (ii)	72	60	77
DSO	24	25	26
Cash Conversion Cycle	84	99	65
Channel Inventory (months)	1.5	1.5	1.6
Gross Financial Leverage (iii)	2.1x	2.1x	2.0x
Net Financial Leverage (iv)	1.3x	1.3x	1.3x
1.Additional Information for the Fourth Quarter 2023:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.To align with current period presentation, DPO for Q4 2022 reflects the reclassification of liabilities related to customer programs previously presented in “Accounts payable” to “Other current liabilities”. The corresponding impact was 28 days on DPO (decreasing impact) and CCC (increasing impact).
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
v.Weighted average number of diluted shares for the three-month period ended December 31, 2023 was 260.3 million. Weighted average number of diluted shares for the twelve-month period ended December 31, 2023 was 261.4 million.

Guidance for the First Quarter 2024: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,025	$3,125	$3,225		$3,025	$3,125	$3,225
Q-Q	-12%	-9%	-6%		-12%	-9%	-6%
Y-Y	-3%	—%	3%		-3%	—%	3%
Gross Profit	$1,698	$1,772	$1,846	$(41)	$1,739	$1,813	$1,887
Gross Margin	56.1%	56.7%	57.2%		57.5%	58.0%	58.5%
Operating Income (loss)	$775	$839	$903	$(219)	$994	$1,058	$1,122
Operating Margin	25.6%	26.8%	28.0%		32.9%	33.9%	34.8%
Financial Income (expense)	$(69)	$(69)	$(69)	$(3)	$(66)	$(66)	$(66)
Tax rate	17.4%-18.4%				16.4%-17.4%
NCI & Other	$(7)	$(7)	$(7)	$(4)	$(3)	$(3)	$(3)
Shares - diluted	259.0	259.0	259.0		259.0	259.0	259.0
Earnings Per Share - diluted	$2.21	$2.41	$2.62		$2.97	$3.17	$3.38

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(12) million; Share-based Compensation, $(17) million; Other Incidentals, $(12) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(64) million; Share-based Compensation, $(127) million; Restructuring and Other Incidentals, $(28) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(3) million and Other $(4) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv)

EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, February 6, 2024 at 8:00 a.m. U.S. Eastern Standard Time (EST) to review the fourth quarter 2023 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) brings together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets while delivering solutions that advance a more sustainable future. Built on more than 60 years of combined experience and expertise, the company has approximately 34,200 team members in more than 30 countries and posted revenue of $13.28 billion in 2023. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In case tax laws change, this could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 518 5411                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended			Full-year
	December 31, 2023	October 1, 2023	December 31, 2022	2023	2022

Revenue	$3,422	$3,434	$3,312	$13,276	$13,205
Cost of revenue	(1,485)	(1,469)	(1,421)	(5,723)	(5,688)
Gross profit	1,937	1,965	1,891	7,553	7,517
Research and development	(651)	(601)	(540)	(2,418)	(2,148)
Selling, general and administrative	(311)	(294)	(261)	(1,159)	(1,066)
Amortization of acquisition-related intangible assets	(63)	(71)	(109)	(300)	(509)
Total operating expenses	(1,025)	(966)	(910)	(3,877)	(3,723)
Other income (expense)	(5)	(7)	(1)	(15)	3
Operating income (loss)	907	992	980	3,661	3,797
Financial income (expense):
Extinguishment of debt	—	—	—	—	(18)
Other financial income (expense)	(78)	(75)	(103)	(309)	(416)
Income (loss) before income taxes	829	917	877	3,352	3,363
Benefit (provision) for income taxes	(124)	(123)	(137)	(523)	(529)
Results relating to equity-accounted investees	(2)	(2)	(6)	(7)	(1)
Net income (loss)	703	792	734	2,822	2,833
Less: Net income (loss) attributable to non-controlling interests	6	5	12	25	46
Net income (loss) attributable to stockholders	697	787	722	2,797	2,787

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.71	$3.06	$2.78	$10.83	$10.64
Diluted	$2.68	$3.01	$2.76	$10.70	$10.55

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	257,285	257,488	259,618	258,381	261,879
Diluted	260,298	261,095	261,448	261,370	264,053

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	December 31, 2023	October 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,862	$4,042	$3,845
Short-term deposits	409	—	—
Accounts receivable, net	894	939	960
Inventories, net	2,134	2,140	1,782
Other current assets	565	495	348
Total current assets	7,864	7,616	6,935

Non-current assets:
Other non-current assets	2,289	2,236	1,942
Property, plant and equipment, net	3,323	3,197	3,105
Identified intangible assets, net	922	1,010	1,311
Goodwill	9,955	9,937	9,943
Total non-current assets	16,489	16,380	16,301

Total assets	24,353	23,996	23,236

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable 1)	1,164	959	1,185
Restructuring liabilities-current	92	16	19
Other current liabilities 1)	1,855	1,990	2,066
Short-term debt	1,000	999	—
Total current liabilities	4,111	3,964	3,270

Non-current liabilities:
Long-term debt	10,175	10,173	11,165
Restructuring liabilities	9	3	1
Deferred tax liabilities	44	44	45
Other non-current liabilities	1,054	1,014	1,015
Total non-current liabilities	11,282	11,234	12,226

Non-controlling interests	316	310	291
Stockholders’ equity	8,644	8,488	7,449
Total equity	8,960	8,798	7,740

Total liabilities and equity	24,353	23,996	23,236

1)
We have reclassified $432 million as of December 31, 2022 related to customer programs previously presented in “Accounts payable” to “Other current liabilities” to conform to current period presentation.

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2023	October 1, 2023	December 31, 2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$703	$792	$734	$2,822	$2,833
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	269	273	302	1,106	1,250
Share-based compensation	107	103	97	411	364
Amortization of discount (premium) on debt, net	—	1	—	2	2
Amortization of debt issuance costs	2	2	2	8	7
Net (gain) loss on sale of assets	—	—	2	(1)	—
(Gain) loss on extinguishment of debt	—	—	—	—	18
Results relating to equity-accounted investees	2	2	6	7	1
(Gain) loss on equity securities, net	—	4	(2)	(1)	4
Deferred tax expense (benefit)	(97)	(33)	(40)	(267)	(236)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(20)	40	59	(138)	(106)
(Increase) decrease in inventories	6	(34)	(201)	(353)	(593)
Increase (decrease) in accounts payable and other liabilities	101	(128)	88	(119)	633
(Increase) decrease in other non-current assets	65	(49)	19	16	(306)
Exchange differences	7	5	19	22	17
Other items	(8)	10	(9)	(2)	7
Net cash provided by (used for) operating activities	1,137	988	1,076	3,513	3,895

Cash flows from investing activities:
Purchase of identified intangible assets	(44)	(42)	(37)	(179)	(159)
Capital expenditures on property, plant and equipment	(175)	(200)	(233)	(827)	(1,063)
Purchase of equipment leased to others	—	—	—	—	(5)
Proceeds from the disposals of property, plant and equipment	—	—	—	1	2
Purchase of interests in businesses, net of cash acquired	—	—	—	—	(27)
Investment in short-term deposits	(409)	—	—	(409)	—
Purchase of investments	(1)	(31)	(11)	(94)	(20)
Proceeds from the sale of investments	—	—	1	—	13
Proceeds from return of equity investments	—	—	8	—	10
Net cash provided by (used for) investing activities	(629)	(273)	(272)	(1,508)	(1,249)

Cash flows from financing activities:
Repurchase of long-term debt	—	—	—	—	(917)
Proceeds from the issuance of long-term debt	—	—	—	—	1,496
Cash paid for debt issuance costs	—	—	(1)	—	(14)
Dividends paid to common stockholders	(261)	(262)	(221)	(1,006)	(815)
Proceeds from issuance of common stock through stock plans	1	36	1	71	59
Purchase of treasury shares and restricted stock unit withholdings	(434)	(306)	(506)	(1,053)	(1,426)
Other, net	—	(1)	(1)	(2)	(2)
Net cash provided by (used for) financing activities	(694)	(533)	(728)	(1,990)	(1,619)

Effect of changes in exchange rates on cash positions	6	(3)	10	2	(12)
Increase (decrease) in cash and cash equivalents	(180)	179	86	17	1,015
Cash and cash equivalents at beginning of period	4,042	3,863	3,759	3,845	2,830
Cash and cash equivalents at end of period	3,862	4,042	3,845	3,862	3,845

Net cash paid during the period for:
Interest	83	38	106	261	323
Income taxes, net of refunds	221	165	126	919	558
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	—	—	—	1	2
Book value of these assets	—	—	(2)	—	(2)
Non-cash investing activities:
Non-cash capital expenditures	266	167	232	266	232

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2023	October 1, 2023	December 31, 2022	2023	2022
Revenue	$3,422	$3,434	$3,312	$13,276	$13,205
GAAP Gross Profit	$1,937	$1,965	$1,891	$7,553	$7,517
PPA Effects	(13)	(13)	(15)	(53)	(58)
Restructuring	(13)	—	—	(11)	3
Share-based compensation	(14)	(14)	(12)	(54)	(47)
Other incidentals	(33)	(18)	(4)	(91)	(24)
Non-GAAP Gross Profit	$2,010	$2,010	$1,922	$7,762	$7,643
GAAP Gross margin	56.6%	57.2%	57.1%	56.9%	56.9%
Non-GAAP Gross margin	58.7%	58.5%	58.0%	58.5%	57.9%
GAAP Research and development	$(651)	$(601)	$(540)	$(2,418)	$(2,148)
Restructuring	(49)	4	—	(59)	2
Share-based compensation	(55)	(53)	(49)	(211)	(183)
Other incidentals	(1)	(2)	(1)	(5)	(6)
Non-GAAP Research and development	$(546)	$(550)	$(490)	$(2,143)	$(1,961)
GAAP Selling, general and administrative	$(311)	$(294)	$(261)	$(1,159)	$(1,066)
PPA effects	(1)	(1)	(1)	(3)	(5)
Restructuring	(22)	—	2	(28)	2
Share-based compensation	(38)	(36)	(36)	(146)	(134)
Other incidentals	(5)	(4)	(3)	(32)	(35)
Non-GAAP Selling, general and administrative	$(245)	$(253)	$(223)	$(950)	$(894)
GAAP Operating income (loss)	$907	$992	$980	$3,661	$3,797
PPA effects	(77)	(85)	(125)	(356)	(572)
Restructuring	(84)	4	2	(98)	7
Share-based compensation	(107)	(103)	(97)	(411)	(364)
Other incidentals	(44)	(27)	(8)	(136)	(65)
Non-GAAP Operating income (loss)	$1,219	$1,203	$1,208	$4,662	$4,791
GAAP Operating margin	26.5%	28.9%	29.6%	27.6%	28.8%
Non-GAAP Operating margin	35.6%	35.0%	36.5%	35.1%	36.3%
GAAP Income tax benefit (provision)	$(124)	$(123)		$(523)
Income tax effect	54	45		170
Non-GAAP Income tax benefit (provision)	$(178)	$(168)		$(693)

($ in millions)	Three months ended			Full-year
	December 31, 2023	October 1, 2023	December 31, 2022	2023	2022
GAAP Net income (loss) attributable to stockholders	$697	$787		$2,797
PPA Effects	(77)	(85)		(356)
Restructuring	(84)	4		(98)
Share-based compensation	(107)	(103)		(411)
Other incidentals	(44)	(27)		(136)
Other adjustments:
Foreign exchange loss	(6)	(3)		(15)
Other financial expense	(3)	(7)		(11)
Income tax effect	54	45		170
Results relating to equity-accounted investees	(2)	(2)		(7)
Non-GAAP Net income (loss) attributable to stockholders	$966	$965		$3,661

GAAP net income (loss) per common share attributable to stockholders - diluted	$2.68	$3.01		$10.70
PPA Effects	(0.30)	(0.33)		(1.36)
Restructuring	(0.32)	0.01		(0.38)
Share-based compensation	(0.41)	(0.40)		(1.57)
Other incidentals	(0.17)	(0.10)		(0.52)
Other adjustments:
Foreign exchange loss	(0.02)	(0.01)		(0.06)
Other financial expense	(0.01)	(0.02)		(0.04)
Income tax effect	0.21	0.17		0.65
Results relating to equity-accounted investees	(0.01)	(0.01)		(0.03)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.71	$3.70		$14.01

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2023	October 1, 2023	December 31, 2022	2023	2022
GAAP Net income (loss)	$703	$792	$734	$2,822	$2,833
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	78	75	103	309	434
(Benefit) provision for income taxes	124	123	137	523	529
Depreciation	167	163	158	652	605
Amortization	102	110	144	454	645
EBITDA (Non-GAAP)	$1,174	$1,263	$1,276	$4,760	$5,046
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	2	2	6	7	1
Restructuring	84	(4)	(2)	98	(7)
Share-based compensation	107	103	97	411	364
Other incidental items	44	27	8	134	65
Adjusted EBITDA (Non-GAAP)	$1,411	$1,391	$1,385	$5,410	$5,469
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,410	$5,384	$5,469	$5,410	$5,469

1) Excluding depreciation/amortization within:
–other incidental items	$—	$—	$—	$2	$—

($ in millions)	Three months ended			Full-year
	December 31, 2023	October 1, 2023	December 31, 2022	2023	2022
Net cash provided by (used for) operating activities	$1,137	$988	$1,076	$3,513	$3,895
Net capital expenditures on property, plant and equipment	(175)	(200)	(233)	(826)	(1,061)
Non-GAAP free cash flow	$962	$788	$843	$2,687	$2,834
Trailing twelve month non-GAAP free cash flow	$2,687	$2,568	$2,834	$2,687	$2,834
Trailing twelve month non-GAAP free cash flow as percent of Revenue	20%	20%	21%	20%	21%